As Filed with the Securities and Exchange Commission on May 20, 1996
                              Registration No. 333-





                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           LIBERTY TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

             PENNSYLVANIA                                23-2295708
    (State of Other Jurisdiction                      (I.R.S. Employer
          of Incorporation or                          Identification
             Organization)                                 Number)






                                 555 North Lane
                        Conshohocken, Pennsylvania 19428
                                 (610) 834-0330

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                Mr. R. Nim Evatt
                             Chief Executive Officer
                           Liberty Technologies, Inc.
                                 555 North Lane
                        Conshohocken, Pennsylvania 19428
                                 (610) 834-0330

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.
                                 ---------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.             -----

                 -----
         If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.           -----
                                                         X
                                                       -----


                               Page 1 of 29 Pages
                            Exhibit Index on Page 22

                         CALCULATION OF REGISTRATION FEE



                                         Proposed        Proposed
                                          maximum        maximum
 Title of                                 offering       aggregate          Amount of
securities to           Amount to        price per       offering          registration
be registered         be registered      share (1)       price (1)             fee
-----------------------------------------------------------------------------------------
Common Stock             250,000          $8.125        $2,031,250            $700.43




(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices as reported on the Nasdaq National Market of The Nasdaq Stock Market, Inc. as of May 16, 1996.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, Dated May 20, 1996.

                                 250,000 Shares

                           LIBERTY TECHNOLOGIES, INC.

                                  Common Stock

                            -------------------------



                  This Prospectus relates to the offering of 250,000 outstanding shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of Liberty Technologies, Inc. ("Liberty" or the "Company") which may be sold by a certain shareholder of the Company (the "Selling Shareholder").

                  The Company will not receive any proceeds from the sale of the Shares of Common Stock offered hereby.

                  The Company's Common Stock is quoted on the Nasdaq National Market under the trading symbol "LIBT." On May 16, 1996, the last reported sale price of the Common Stock was $7.875 per share.

                            -------------------------



       See "Risk Factors" beginning on page 6 for a discussion of certain factors that should be considered by prospective investors of the Common Stock offered hereby.

                            -------------------------



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                       OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                         ------------------------------




                   The date of this Prospectus is May __, 1996


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") relating to the Shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement, including exhibits and schedules thereto, may be obtained from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of the appropriate document filed as an exhibit to, or incorporated by reference into, the Registration Statement, each statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in this Prospectus by reference:

                  (a) The Company's Annual Reports on Form 10-K for the years ended December 31, 1995, 1994 and 1993 (including the Company's amended Annual Report on Form 10-K/A for the year ended December 31, 1994);

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, September 30, 1995, June 30, 1995 and March 31, 1995;

                  (c) The Company's Reports on Form 8-K dated April 8 and August 12, 1994 and Form 8-K/A dated June 6 and October 24, 1994; and

                  (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 19, 1993, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein from their respective dates of filing. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents that have been incorporated by reference in the Registration Statement and herein (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). The Company will also furnish, without charge, to any such person upon such person's written or oral request, a copy of the Company's most recent Annual Report to Shareholders. Any such request should be directed to the Corporate Secretary, Liberty Technologies, Inc., 555 North Lane, Conshohocken, Pennsylvania 19428, telephone number: (610) 834- 0330.

                                   THE COMPANY

         This Prospectus contains certain forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under "Risk Factors."

         The Company, founded in 1984, develops, manufactures, markets and sells diagnostic, condition monitoring and nondestructive evaluation systems and provides related services to customers in the worldwide power and process industrial markets, such as the chemical, petrochemical, pulp and paper and nuclear utility industries. Liberty's products and services are designed to reduce operating and maintenance costs and increase efficiency, reliability and safety of plant operations. The Company has established certain strategic technical and commercial alliances to advance its business objectives, including to support product development and the sales and marketing of diagnostic systems and services.

         Liberty is comprised of four operating units to support its mission:
Product Operations, Liberty Technical Services, Imaging Systems Division and International Business Development.

         Liberty's Product Operations provides performance and condition monitoring products to prevent unplanned downtime, improve asset utilization and increase plant safety. Liberty's proprietary products gather and interpret operating data of valves, turbines, engines, compressors, motors, motor-driven equipment, pumps and fans. The products utilize sensors, instruments and proprietary software that capture and log data for trending and analysis.

         Liberty Technical Services provides comprehensive nondestructive and dynamic testing services for customers in the power, chemical, paper, petroleum and construction industries. Dynamic testing services are provided for plant components including valves, pumps, fans, compressors, turbines, engines, motors and motor-driven equipment. Nondestructive evaluation services include visual inspection, and ultrasonic, radiographic, dye penetrant and magnetic particle technologies. Special services include process safety management, plant inspection, computerized reporting and training in nondestructive testing.

         The Imaging Systems Division concentrates exclusively on product and market development of the Company's RADView Digital Radiography product line. The Company believes that RADView technology offers significant advancements beyond the scope of conventional industrial radiography, enabling faster, more accurate, lower cost and safer methods for acquiring and analyzing radiographic information. During 1995, Liberty released the first phase, the Film Digitizer and Workstation, which converts existing radiographic film to a digital format. The second phase, Filmless Radiography, which replaces conventional film with reusable phosphor screens, is planned for release in 1996. The Imaging Systems Division focuses on marketing to customers in the power, process and aerospace industries.

         During 1995, the Company established an International Business Development unit to expand its presence worldwide. In December 1995, the Company formed a joint venture company, Liberty Maintenance Predictive S.A.S., with French-owned Electricite de France, the largest utility in the world, to provide predictive maintenance products and related services for the safe, reliable operation of electric power and industrial plants in the European Union. Liberty intends to establish additional business alliances, joint ventures and partnerships in various locations around the world where appropriate to meet its business objectives.

         The Company has three concurrent strategies to support its mission to provide cost-effective, technologically advanced diagnostic, condition monitoring and nondestructive evaluation products and services for industries worldwide. They are as follows:

         o  Expand Presence Worldwide
         o  Offer Value-Added Products and Services
         o  Differentiate on Service and Technology

         As part of the Company's strategic direction to extend its marketing reach to industries worldwide, the Company has made, and will continue to seek, when consistent with its business objectives, acquisitions that will position the Company for sustainable, long-term growth. The acquisitions outlined below have enlarged the Company's product and service portfolio and significantly improved access to various industries for its portfolio of products and services.

         In August 1994, the Company acquired Beta Monitors & Controls Ltd. ("Beta"), a Canadian-based company, whose proprietary systems analyze the mechanical condition, performance, and vibration characteristics of engines, compressors, pumps, motors, turbines and industrial processes. Beta's systems include sensors and probes, signal processors and proprietary software. The Company's acquisition of Beta created marketing opportunities in the hydrocarbon and other process industries where Beta has long-standing customer relationships.

         In March 1994, the Company acquired Charleston, SC-based Industrial NDT Company, Inc. ("INDT"), a supplier of nondestructive testing services in the industrial market. INDT's services utilize visual inspection and ultrasonic, radiographic, dye penetrant and magnetic particle technologies to inspect equipment, such as pressure vessels, above-ground storage tanks, pipelines, boilers and weldments.

         In February 1993, the Company expanded its direct services and training capabilities through its acquisition of Boggs Technical Services, Inc. ("Boggs"), a supplier of valve testing, repair, diagnostic services and personnel training.

         In 1995, Liberty integrated the operations of its various subsidiaries and divisions. Liberty's Product Operations is comprised of the Company's original business unit and Beta. Liberty Technical Services was formed by the combination of Boggs and INDT.



                                  RISK FACTORS

         Prospective investors should consider carefully the following factors, in addition to other information contained in this Prospectus, in evaluating an investment in the Common Stock offered hereby.

         Quarterly Fluctuations of Results of Operations. The Company has experienced significant variability of operating results from quarter to quarter, depending in part on the timing of major product and service orders. This variability may continue in the future. In addition, the Company experienced net losses for each of the years ended December 31, 1994 and 1995 and for the quarter ended March 31, 1996, in the case of 1995 as a result of non-recurring charges from the restructuring of its product and service operations and the write-off of capitalized software costs. The Company's revenues and operating results may fluctuate as a result of other factors as well, including seasonal patterns of capital spending by customers, the timing and receipt of orders, competition, pricing, new product introductions by the Company or its competitors, levels of market acceptance for new products, and general economic and political factors. There can be no assurance that the Company will not suffer net losses in future periods for any of the foregoing reasons.

         Dependence on New Product Introductions and Market Acceptance. The Company's growth and future financial performance depend in part upon its ability to continue to develop and introduce new cost effective products, the market acceptance of its new product introductions and its ability to enhance existing products to meet technological advances and customer requirements. There can be no assurance that any such products will be successfully developed and introduced or that recently introduced products or future product introductions will achieve market acceptance. Failure by the Company to anticipate or respond adequately to changes in technology and customer requirements, or delays in product development or introduction, could have a material adverse effect on the Company's business.

         Expansion of Presence in New Markets. The Company's growth and future financial performance also depend in part on new markets for its technology and products. The Company is actively seeking to expand its presence in the international nuclear power and worldwide industrial process markets, where the regulatory requirements for the testing of safety-related equipment generally are significantly less stringent than in the U.S. nuclear power industry. The Company believes that the cost effectiveness of its systems is important to commercial acceptance in these markets, particularly the process industries. There can be no assurance that the new products that the Company has developed and recently introduced, or those that are currently under development and expected to be introduced in the next several years, will gain widespread commercial acceptance in these markets.

         Management of Growth; Integration of Acquisitions. The Company's revenues grew significantly between 1991 and 1995, both from internal growth and the acquisitions of Beta, INDT and Boggs. This significant growth has resulted in increased responsibilities for both existing and new management personnel. In addition, acquisitions which may be consummated in the future may require integration of the acquired operations into those of the Company. There can be no assurance that the Company will be able to manage its expansion or successfully integrate future acquired operations. The failure to do so could adversely affect the Company's financial position or results of operations.

         Patents and Proprietary Rights. The Company's current products and those under development utilize the Company's proprietary and licensed technologies. Although the Company relies on a combination of patent, copyright, trademark and trade secret laws, employee and third-party nondisclosure agreements and other methods to protect its products and technologies, there can be no assurance as to the degree of protection that will be provided by these means. The inability of the Company to maintain the proprietary nature of its significant products and core technologies could have a material adverse effect on the Company's results of operations.

         Competition. The Company believes that competition in the power generation and industrial equipment diagnostic testing markets is driven by product performance, reliability, accuracy, ease of use and, particularly with respect to process industries, cost effectiveness. Certain of the Company's existing and potential competitors may have substantially greater financial, research and development, sales and marketing, and production resources than the Company and, as a result, may be better equipped to develop, test and market their products. Accordingly, there is no assurance that the Company will be able to compete effectively with these companies.

         Dependence on and Ability to Attract and Retain Key Personnel. The Company's success is dependent upon certain key management and technical personnel. In addition, the Company's future success will depend in part on its ability to continue to attract and retain qualified scientific, technical, marketing and managerial personnel, who are in high demand. The loss of certain of the Company's employees or an inability to attract and retain additional qualified employees could adversely affect the Company's business.

         Risk of Product Liability. The Company's products include an inherent risk of liability because they are used to diagnose critical equipment, the failure of which could have adverse safety, environmental or economic consequences. The Company is currently insured against such risks under its general liability policies. The Company also is covered under the U.S. nuclear power industry's nuclear liability insurance program against liability for personal injury and off-site property damage arising from certain nuclear related incidents. However, a successful product liability claim not covered under the nuclear power liability insurance program and in excess of the Company's aggregate insurance coverage could have a material adverse effect on the Company. There can be no assurance that product liability insurance will continue to be available to the Company in sufficient amounts or at acceptable costs.

         Risk of Failure of Sources of Supply. The Company presently has multiple sources of supply for most critical components used in its systems, although for economic and quality control reasons the Company utilizes single sources of supply for certain components. In situations where it relies on single sources of supply, the Company believes that an adequate quantity of components is available to meet its foreseeable needs, and, to date, the Company generally has been able to obtain supplies of such components in a timely manner from these sources. However, failure of sources of supply and the inability of the Company to develop alternative sources of supply as required in the future could have a material adverse effect on the Company's operations.

         Possible Volatility of Stock Price. The market prices for common stocks of technology companies, including the Company, have at times been highly volatile. Future announcements concerning the Company or its competitors, including the results of technological innovations or new commercial products, developments concerning proprietary rights, as well as period-to-period variances in financial results, could cause the market price of the Common Stock to fluctuate. In addition, the stock market has in the past experienced significant price and volume fluctuations that have affected the market price for many growth companies, though unrelated to the operating performance of these companies.

         No Dividends on Common Stock. The Company expects that its future earnings, if any, will be retained for the operation and expansion of the Company's business, and that it will not pay cash dividends for the foreseeable future.



                                 USE OF PROCEEDS

         The Company will receive no proceeds from any sales of Shares of Common Stock by the Selling Shareholder.

                               SELLING SHAREHOLDER

         The following table sets forth as of May 16, 1996 information with respect to the beneficial ownership of the Company's Common Stock by the Selling Shareholder. Unless otherwise indicated, the shareholder listed below possesses sole voting and investment power with respect to the shares listed.


                                           Beneficial Ownership
                                 --------------------------------------------
                                                Percentage
                                                    of
                                                  Shares
                                 Number         Outstanding        Shares
                                   of              Prior            Being
Name and Address                 Shares         to Offering       Registered
----------------                 ------         -----------       ----------
Edison Venture Fund, L.P.       722,972(1)         14.6%            250,000
997 Lenox Drive #3
Lawrenceville, NJ  08648

---------------
         (1) Based upon the shares reported in a Schedule 13G dated February 13, 1996 and filed with the Commission, less the 198,875 shares believed by the Company to have been sold by the Selling Shareholder pursuant to Rule 144 under the Securities Act of 1933 between May 8 and May 15, 1996, based on Forms 144 filed with the Commission and Brokers' Representation letters signed by Pennsylvania Merchant Group Ltd and Hambrecht & Quist LLC. Mr. Richard J. Defieux, a member of the Board of Directors of the Company, is a General Partner of Edison Partners, L.P., the general partner of Edison Venture Fund, L.P. Mr. Defieux, together with the other general partners of Edison Partners, L.P., shares voting and investment power with respect to the shares owned by Edison Venture Fund, L.P. Mr. Defieux does not own any outstanding shares of Common Stock in his individual capacity and disclaims beneficial ownership of the shares held by Edison Venture Fund, L.P. except as to his proportionate partnership interest therein. Does not include stock options granted by the Company to Mr. Defieux, which are currently exercisable or exercisable within 60 days of May 16, 1996 to purchase 7,500 shares of Common Stock.


         The Company will receive no proceeds from any sales of the Shares under this Prospectus by the Selling Shareholder.

                              PLAN OF DISTRIBUTION

         The Company has been advised by the Selling Shareholder that it, or its pledgees, donees, transferees or other successors in interest, may sell all, a portion or none of the Shares offered by it hereby from time to time. Any such sales may be in one or more transactions in the over-the-counter market at prices prevailing at the times of such sales or in private sales of the securities at prices related to the prevailing market prices or negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) a purchase by a broker or dealer as principal and a resale by such broker or dealer for his account pursuant to this Prospectus, or (c) ordinary brokerage transactions in which the broker will solicit purchasers. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Shareholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale positioned by them may be deemed to be underwriting discounts and commissions under the Act.

         There is no assurance that the Selling Shareholder will sell any or all of the Shares offered hereby. The Company will receive no proceeds from any sales of the Shares offered hereby by the Selling Shareholder.

         The Registration Statement of which this Prospectus is a part has been filed with the Commission by the Company upon the request of the Selling Shareholder in accordance with the terms of the registration rights provisions of that certain Stock Purchase Agreement dated February 23, 1989 by and among the Company and certain investors, including the Selling Shareholder. Such Agreement also imposes certain restrictions on the transfer of the Shares by the Selling Shareholder other than with respect to sales pursuant to a registered offering. In addition, the Company has been advised by the Selling Shareholder that, if it does not sell all of the Shares in this Offering under this Prospectus, it or its pledgees, donees, transferees or other successors in interest may sell some or all of the remaining Shares pursuant to Rule 144 under the Act.

         The Selling Shareholder has agreed to pay the filing fees, costs and expenses associated with such Registration Statement, including compliance with any state blue sky requirements, commissions and discounts of underwriters, dealers or agents, if any, and any stock transfer taxes. The Company has also agreed to indemnify the Selling Shareholder and any underwriters for certain civil liabilities in connection with such Registration Statement and the securities offered thereby and hereby, including liabilities under the Act.

                                  LEGAL MATTERS

         The validity of the Shares of Common Stock offered hereby is being passed upon for the Company by Pepper, Hamilton & Scheetz, Berwyn, Pennsylvania. James D. Rosener, a partner of Pepper, Hamilton & Scheetz, is a member of the Board of Directors of the Company and holds options to purchase an aggregate of 12,500 shares of Common Stock.


                                     EXPERTS

         The Consolidated Financial Statements and Consolidated Financial Statement Schedule of Liberty as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 incorporated by reference into this Prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.



                               -------------------


                                TABLE OF CONTENTS



                                                        Page
                                                        ----
Available Information...................................  2
Incorporation of Certain
    Documents by Reference..............................  2
The Company.............................................  4
Risk Factors ...........................................  6
Use of Proceeds ........................................  8
Selling Shareholders....................................  9
Plan of Distribution.................................... 10
Legal Matters .......................................... 11
Experts ................................................ 11







                                 250,000 Shares

                           LIBERTY TECHNOLOGIES, INC.

                                  COMMON STOCK


                                 --------------
                                   PROSPECTUS
                                 --------------


                                  May __, 1996

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         SEC registration fee........................... $    700 *
         Accounting fees and expenses...................    1,000 **
         Legal fees and expenses........................    3,000 **
         Printing and Miscellaneous.....................      800 **
                                                         --------
              Total..................................... $  5,500 **
                                                         ========
---------------
*  Actual
** Estimated

Item 15. Indemnification of Directors and Officers.

         Pursuant to Sections 1741-1747 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), Article IV of the Company's Bylaws provides that the Company shall, in the case of directors and offices, and may, in the case employees and agents, indemnify any such person who is or was a party (other than a party acting on his or her own behalf) or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including actions brought by or in the right of the Company where certain standards of conduct have been met), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company on behalf of another enterprise, against expenses (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she met certain requisite standards of conduct. In all such cases, the Company shall indemnify any such person against all such expenses actually and reasonably incurred by him or her in connection with any such action to the extent that such person has been successful on the merits or in defense of any such action. The indemnification provisions of the Bylaws are non-exclusive.

         Pursuant to Section 1713 of the BCL, Section 4.15 of Article IV of the Company's Bylaws provides that a director shall not be liable to the Company for monetary damages as such for any action taken or omitted unless the director breaches or fails to perform a duty of his office and that breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation does not apply to criminal liability or liability for the payment of taxes. The Company believes that the foregoing provisions will assist it in securing and maintaining the services of qualified directors who are not employees of the Company.



Item 16. Exhibits.

Exhibit
  No.                               Description
-------                             -----------

2.1         Agreement and Plan of Merger dated as of March 11, 1994 by and among the Company, Liberty Acquisition Corp., Industrial NDT Company,
            Inc., John D. Ridgeway, Jr. and Sandra R. Miles.(2)
2.2         Registration Rights and Stock Restriction Agreement between the
            Company and the shareholders of INDT dated as of March 28, 1994(2)
2.3         Employment Agreements between the Company, Liberty Acquisition
            Corp., and each of John D. Ridgeway, Jr. and Sandra R. Miles dated as of March 28, 1994(2)
2.4         Stock Purchase Agreement dated as of August 9, 1994 by and among
            Liberty Technologies, Inc., 3039111 Canada, Ltd., and the
            shareholders of Beta Monitors & Controls, Ltd. (which are listed on
            Schedule A attached to such Stock Purchase Agreement.)(3)
2.5         Employment Agreement dated August 12, 1994 by and between Beta
            Monitors & Controls, Ltd. and Bryan Long, President of Beta Monitors
            & Controls, Ltd.(3)
2.6         Escrow Agreement dated August 12, 1994 by and among Liberty
            Technologies, Inc., 3039111 Canada, Inc., the shareholders of Beta
            Monitors & Controls, Ltd. (listed on Schedule A to the Stock
            Purchase Agreement) and Montreal Trust Company of Canada, as escrow agent.(3)
3.1         Restated Certificate of Incorporation of the Company(1)
3.2         Bylaws of the Company, Effective November 10, 1992(1)
4.1         Specimen Stock Certificate(1)
5           Opinion of Pepper, Hamilton & Scheetz
10.1        1992 Stock Option Plan and related Form of Stock Option Agreement(1)
10.2        1988 Stock Option Plan(1)
10.3        Employee Stock Purchase Plan(1)
10.4        Retirement Savings Plan (1)
10.5        Agreements between the Company and each of R. Nim Evatt and
            Anthony L. Moffa(1)
10.6        Lease between the Company and Lee Park Investors, L.P. with respect to the Company's principal executive offices(1)
10.7        Asset Purchase Agreement between the Company, Boggs
            Technical Services, Inc. and Marcus Boggs(1)
10.9        Form of Employee Innovation and Non-Disclosure Agreement(1)
10.10       Joint Development Agreement between the Company and GE
            Nuclear Energy(1)
10.11       Agreement between the Company and B&W Nuclear Services(1)

10.13       Settlement Termination of Product Licensing Agreement(1)
10.14       Restrictive Covenant Agreement between the Company and Marcus
            Boggs(1)
10.15       Agreement between the Company and Richard H. Tuft(1)
10.16       Credit Agreement between the Company and First Fidelity Bank, N.A., as amended dated December 30, 1995(6)
10.17       Joint Development Agreement between the Company and EdF(4)
10.18       Agreement between the Company and GE Nuclear Energy with respect to diagnostic testing of international boiling water nuclear reactors dated June 14, 1993(4)
10.19       Joint Venture Agreement between the Company and CHARTH, an affiliate of EdF, dated November 22, 1994(5)
10.20       Amended Joint Venture Agreement between the Company and CHARTH dated
            December 22, 1995(6)
10.21       Teaming Agreement between Framatome S.A. and Liberty for Spain dated
            March 1, 1995(6)
10.22       Technology Transfer and License Agreement between the Company and
            Quantex Corporation dated June 14, 1994(6)
11.1        Earnings per share calculation(6)
21.1        Subsidiaries(6)
23.1        Consent of Arthur Andersen LLP
23.2        Consent of Pepper, Hamilton & Scheetz (Included in Exhibit 5)
24          Power of Attorney (See Signature Page at page II-5)

---------------

(1) Filed as an exhibit to the Company's Form S-1 Registration Statement, No. 33-58600, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company's Report on Form 8-K dated April 8, 1994, and incorporated herein by this reference.

(3) Filed as exhibit to the Company's Report on Form 8-K dated August 24, 1994, and incorporated herein by this reference.

(4) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by this reference.

(5) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference.

(6) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by this reference.

Item 17. Undertakings.

         The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on May 17, 1996.


                                              LIBERTY TECHNOLOGIES, INC.

                                              By:  /s/ R. Nim Evatt
                                                  -----------------------------
                                                  R. Nim Evatt, President
                                                  Chief Executive Officer and
                                                  Chairman of the Board


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints R. Nim Evatt and Daniel G. Clare, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: May 17, 1996                          /s/ R. Nim Evatt
                                          ------------------------
                                          R. Nim Evatt, President,
                                          Chief Executive Officer and
                                          Chairman of the Board

Date: May 17, 1996                          /s/ Daniel G. Clare
                                          ---------------------
                                          Daniel G. Clare, Vice President-
                                          Finance, Chief Financial Officer
                                          and Treasurer


Date: May 17, 1996                          /s/ Richard J. Defieux
                                          ------------------------
                                          Richard J. Defieux, Director


Date: May 17, 1996                          /s/ John A. Hinds
                                          -------------------
                                          John A. Hinds, Director


Date: May 17, 1996                         /s/ Robert L. Leon
                                          -------------------
                                          Robert L. Leon, Director


Date: May 17, 1996                          /s/ James D. Rosener
                                          ----------------------
                                          James D. Rosener, Director

                                  EXHIBIT INDEX


Exhibit                                                             Sequentially
  No.                       Description                            Numbered Page
-------                     -----------                            -------------
2.1         Agreement and Plan of Merger dated as of
            March 11, 1994 by and among the Company,
            Liberty Acquisition Corp., Industrial NDT
            Company, Inc., John D. Ridgeway, Jr. and
            Sandra R. Miles.(2).......................................
2.2         Registration Rights and Stock Restriction
            Agreement between the Company and the
            shareholders of INDT dated as of March 28,
            1994(2)...................................................
2.3         Employment Agreements between the Company,
            Liberty Acquisition Corp., and each of
            John D. Ridgeway, Jr. and Sandra R. Miles
            dated as of March 28, 1994(2).............................
2.4         Stock Purchase Agreement dated as of
            August 9, 1994 by and among Liberty
            Technologies, Inc., 3039111 Canada,
            Ltd., and the shareholders of Beta
            Monitors & Controls, Ltd. (which are
            listed on Schedule A attached to such
            Stock Purchase Agreement.)(3).............................
2.5         Employment Agreement dated August 12, 1994 by and
            between Beta Monitors & Controls, Ltd. and
            Bryan Long, President of Beta Monitors &
            Controls, Ltd.(3).........................................
2.6         Escrow Agreement dated August 12, 1994 by and
            among Liberty Technologies, Inc., 3039111
            Canada, Inc., the shareholders of Beta
            Monitors & Controls, Ltd. (listed on
            Schedule A to the Stock Purchase Agreement)
            and Montreal Trust Company of Canada, as
            escrow agent.(3)..........................................
3.1         Restated Certificate of Incorporation of
            the Company(1)............................................
3.2         Bylaws of the Company, Effective
            November 10, 1992(1)......................................
4.1         Specimen Stock Certificate(1).............................
5           Opinion of Pepper, Hamilton & Scheetz.....................
10.1        1992 Stock Option Plan and related Form of
            Stock Option Agreement(1).................................
10.2        1988 Stock Option Plan(1).................................
10.3        Employee Stock Purchase Plan(1)...........................
10.4        Retirement Savings Plan (1)...............................
10.5        Agreements between the Company and each
            of R. Nim Evatt and Anthony L. Moffa(1)...................
10.6        Lease between the Company and Lee Park
            Investors, L.P. with respect to the
            Company's principal executive offices(1)..................
10.7        Asset Purchase Agreement between the
            Company, Boggs Technical Services,

            Inc. and Marcus Boggs(1)..................................
10.9        Form of Employee Innovation and
            Non-Disclosure Agreement(1)...............................
10.10       Joint Development Agreement between the
            Company and GE Nuclear Energy(1)..........................
10.11       Agreement between the Company
            and B&W Nuclear Services(1)...............................
10.13       Settlement Termination of
            Product Licensing Agreement(1)............................
10.14       Restrictive Covenant Agreement
            between the Company and Marcus Boggs(1)...................
10.15       Agreement between the Company
            and Richard H. Tuft(1)....................................
10.16       Credit Agreement between the Company
            and First Fidelity Bank, N.A.,
            as amended dated December 30, 1995(6).....................
10.17       Joint Development Agreement between
            the Company and EdF(4)....................................
10.18       Agreement between the Company and
            GE Nuclear Energy with respect to diagnostic testing of international boiling water nuclear reactors dated
            June 14, 1993(4)..........................................
10.19       Joint Venture Agreement between the
            Company and CHARTH, an affiliate of
            EdF, dated November 22, 1994(5)...........................
10.20       Amended Joint Venture Agreement between the Company
            and CHARTH dated December 22, 1995(6).....................
10.21       Teaming Agreement between Framatome S.A.
            and Liberty for Spain dated March 1, 1995(6)
10.22       Technology Transfer and License Agreement
            between the Company and Quantex Corporation
            dated June 14, 1994(6)....................................
11.1        Earnings per share calculation(6).........................
21.1        Subsidiaries(6)...........................................
23.1        Consent of Arthur Andersen LLP............................
23.2        Consent of Pepper, Hamilton &
            Scheetz (Included in Exhibit 5)...........................
24          Power of Attorney (See Signature
            Page at page II-5)........................................

---------
(1) Filed as an exhibit to the Company's Form S-1 Registration Statement, No. 33-58600, and incorporated herein by this reference.

(2) Filed as an exhibit to the Company's Report on Form 8-K dated April 8, 1994, and incorporated herein by this reference.

(3) Filed as exhibit to the Company's Report on Form 8-K dated August 24, 1994, and incorporated herein by this reference.

(4) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by this reference.

(5) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by this reference.

(6) Filed as an exhibit to the Company's Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by this reference.